EXHIBIT 99.B11

                                   EXHIBIT 11

                         CONSENT OF PRICE WATERHOUSE LLP




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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information of the WRL Series Fund, Inc. constituting part of this Post-Effective Amendment No.26 to the registration statement on Form N-1A (the "Registratin Statement") of our reports dated January 31, 1996, relating to the financial statements and financial highlights appearing in the December 31, 1995 Annual Report of the WRL Series Fund, Inc. and the December 31, 1995 Annual Report of the C.A.S.E. portfolios of the WRL Series Fund, Inc. (three portfolios of the WRL Series Fund, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Prospectus and Statement of Additional Information of the C.A.S.E. portfolios constituting part of the Registration Statement of our report dated January 31, 1996, relating to the financial statements and financial highlights appearing in the December 31, 1995 Annual Report of the C.A.S.E. portfolios. We also consent to the references to us under the heading "Independent Accountants" in each Prospectus and Statement of Additional Information constituting part of the Registration Statement.



/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP

Kansas City, Missouri
December 26, 1996